EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Form S-1 of our report dated January 27, 1996, on our audits of the consolidated financial statements of Lundgren Bros. Construction, Inc. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data" and "Experts."


COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
October 16, 1996